                                  SCHEDULE 14a
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

|X|  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                               EMRISE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name(s) of Person(s) Filing Proxy Statement, if Other than the Registrant)

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|X|  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         _______________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
         _______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Check box if any part of the fee is offset as provided by Exchange Act
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     (2) Form, Schedule or Registration Statement No.:
         _______________________________________________________________________

     (3) Filing Party:
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     (4) Date Filed:
         _______________________________________________________________________



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NEWS                                             EMRISE
                                                 CORPORATION



                                                 9485 Haven Avenue Suite 100
                                                 Rancho Cucamonga, CA 91730
                                                 (909) 987-9220 o (909) 987-5186
                                                 www.microtelinternational.com

================================================================================
FOR IMMEDIATE RELEASE

CONTACT:

Randolph D. Foote, CFO

EMRISE CORPORATION

(909) 987-9220 ext. 3201



  EMRISE CORPORATION SEEKS TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM
                    50,000,000 SHARES TO 150,000,000 SHARES

  THE COMPANY HAS NO PRESENT INTENTION TO ISSUE THE ADDITIONAL SHARES FOR ANY
                                    PURPOSE

RANCHO CUCAMONGA, CALIFORNIA, September 30, 2004 - EMRISE CORPORATION (OTCBB:
EMRI), a multi-national manufacturer of defense and aerospace electronic components and subsystems and communication equipment, today announced that on September 21, 2004, it filed a definitive proxy statement with the Securities and Exchange Commission relating to the Company's upcoming annual meeting of stockholders on October 19, 2004. At that meeting, the Company will be seeking the approval of its stockholders on a number of matters, including a proposal to increase its authorized shares of common stock from 50,000,000 to 150,000,000. This proposal is part of number of proposed changes to the Company's Certificate of Incorporation, many of which are designed to modernize and conform the Company's Certificate of Incorporation to current Delaware corporate law. The Company believes that approval of the proposed increase is in the best interests of the Company because the increase would make additional shares of common stock available for acquisitions or financings that could be used to enhance the Company's business. However, the Company has no present intention to issue any of the additional shares for these purposes. In addition, although the Company may, in the future, be able to use the additional authorized shares of common stock as a defensive tactic against hostile takeover attempts by issuing additional shares under a stockholder rights plan, the Company has no present intention to use the additional shares in such a manner.

ABOUT EMRISE CORPORATION

EMRISE CORPORATION is a multi-national manufacturer of defense and aerospace electronic components and subsystems and communication equipment. Our electronic components group, which includes XET Corporation and its international subsidiaries, provides custom power conversion products, digital and rotary switches and subsystem assemblies to the global electronic components market and are primarily used for defense, aerospace and industrial applications. Our communications group, consisting of CXR Corporation, Larus Corporation and CXR Anderson Jacobson, provides network access, transmission and test equipment to the North American, European and Asian communications industry. Founded in 1983, EMRISE CORPORATION operates out of facilities in the United States, United Kingdom, France and Japan. As of August 31, 2004, the Company had a total of 221 employees in our various subsidiaries and divisions.


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